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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Computer Horizons Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Computer Horizons Corp. will be held at the Hanover Marriott, 1401 State Highway No. 10, Whippany, NJ, on Wednesday, May 19, 2004 at 10:00 A.M., local time, for the following purposes:

  1.
  To elect directors to serve until the next annual meeting and until their successors are elected and qualify;

  2.
  To ratify the selection of the accounting firm of Grant Thornton LLP as the Company's independent auditors for the current year;

  3.
  To approve the 2004 Omnibus Incentive Compensation Plan, as described in the accompanying Proxy Statement; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,
MICHAEL C. CAULFIELD Secretary

Mountain Lakes, New Jersey
April 14, 2004

        If it is convenient for you to do so, we hope you will attend the meeting. If you cannot, we urge you to vote online as noted on the enclosed proxy card, or fill out the enclosed proxy card and return it to us in the envelope provided. No additional postage is required.

TABLE OF CONTENTS

Page
Proxy Statement	4
The Annual Meeting and Voting
Annual Meeting Admission
Who is entitled to vote?
How do I vote?
May I change my vote?
What constitutes a quorum?
What is the effect of broker non-votes?
Who will count the votes?
Shareholder Proposals and Nominations for 2005 Annual Meeting
Corporate Governance	5
Board of Directors
Board Independence
Communications with the Board of Directors
Corporate Governance Guidelines
Committees of the Board
Audit Committee
Corporate Governance/Nominating Committee
Compensation Committee
Security Ownership of Certain Beneficial Owners	8
Section 16(a) Beneficial Ownership Reporting Compliance	10
Proposal 1—Election of Directors	10
Nominees for Election
Directors Not Standing for Re-election
Proposal 2—Ratification of the Selection of Grant Thornton LLP as the Company's independent auditors	12
Auditors
Audit and Non-Audit Fees
Pre-Approval of Audit and Non-Audit Fees
Report of the Audit Committee

Proposal 3—Approval of 2004 Omnibus Incentive Compensation Plan	14
Description of the Plan
Plan and Participant Share Limits
Plan Administration
Eligibility
Stock Options
Stock Appreciation Rights
Restricted Stock and Restricted Stock Units
Performance Units and Performance Share Awards
Cash-Based Awards
Other Stock-Based Awards
Dividend Equivalents
Deferrals
Termination of Employment
Additional Provisions
Treatment of Awards Upon a Change of Control and Related Transactions
Amendment of Awards or Plan and Adjustment of Awards
Awards to Non-U.S. Employees
New Plan Benefits
Federal Tax Effects
Executive Compensation	20
Summary Compensation Table
Stock Option Grants in 2003
Aggregated Options Exercises in 2003 and 2003 Year-End Option Values
Equity Compensation Plan Information
Employment Agreements
Compensation Committee Report
Compensation Policies
2003 Compensation
Directors' Compensation
Directors' and Officers' Liability Insurance
Performance Graph	26
Other Information	27
Exhibit "A"	28

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

PROXY STATEMENT

The Annual Meeting and Mailing of Proxy Materials

        Our Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on May 19, 2004, or at any adjournment or postponement of the meeting. This Proxy Statement contains information about the items being voted on at the annual meeting. It is anticipated that the mailing to shareholders of the Proxy Statement and the proxy will commence on or about April 14, 2004.

Annual Meeting Admission

        Either an admission ticket or proof of ownership of common stock of the Company, as well as a form of personal identification, must be presented in order to be admitted to the annual meeting. If you are a shareholder of record your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting or you may request an admission ticket in advance by contacting the Secretary of the Company at Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

Who is entitled to vote?

        Record shareholders of the Company common stock at the close of business on March 31, 2004 (the record date) can vote at the annual meeting. As of the record date, 30,685,791 shares of the Company's common stock were issued and outstanding. Each shareholder has one vote for each share of common stock owned as of the record date.

How do I vote?

        You may choose one of four methods to direct your vote. You may vote online via the Internet. If you have access to the Internet, we encourage you to direct your vote to the following Web address: http://www.proxyvotenow.com/chrz. Please have your proxy card handy when you go online.

        Alternatively, you may complete and mail the enclosed proxy card using the postage paid envelope provided, you may vote by telephone by calling toll-free using a touch-tone phone: 1-866-252-6936, or you may attend the meeting and vote in person.

        If you are voting by telephone or the Internet, you must do so prior to May 19, 2004.

May I change my vote?

        You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first proxy or you may vote in person at the meeting or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy or you may vote again. Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

What constitutes a quorum?

        A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote via the Internet or by proxy card, you will be considered part of the quorum. Abstentions and broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving the highest number of votes will be elected. Ratification of the selection of the Company's auditors and approval of the 2004 Omnibus Incentive Plan, as described as Proposals 2 and 3, will be approved if a majority of the votes cast by the shareholders are voted in favor of the proposals with abstentions and broker non-votes not counting as votes cast for this purpose.

What is the effect of broker non-votes?

        If your broker holds your shares in its "street" name, the broker may vote your shares on the election of directors and the ratification of the selection of auditors even if it does not receive instructions from you. Your broker may not vote on the approval of the 2004 Omnibus Incentive Plan, Proposal 3, unless it receives instructions from you. Without your voting instructions on this item, a broker non-vote will occur. If your broker does not vote, the effect would be as follows:

        Regarding the Election of Directors: Broker non-votes have no effect because only a plurality of the votes cast is required to elect a director.

        Regarding Proposals 2 and 3: Broker non-votes would not be counted either FOR or AGAINST these items and would, therefore, have no effect.

Who will count the votes?

        Registrar and Transfer Company, the Company's transfer agent, will tabulate the votes and act as Inspector of Election.

Shareholder Proposals and Nominations for the 2005 Annual Meeting

        If a shareholder wants to submit a proposal for inclusion in the Company's proxy material for the 2005 annual meeting, it must be received by the Secretary no later than December 10, 2004. Proxies solicited by the Board of Directors for the 2005 Annual Meeting may be voted at the discretion of the persons named in such proxies or their substitutes with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before March 1, 2005.

CORPORATE GOVERNANCE

Board of Directors

        The Board of Directors of the Company is currently comprised of seven members. The Board held seventeen meetings in 2003. Each director attended at least 75% of the meetings of the Board held in 2003 and meetings held by all committees of the Board on which such director served during the period that the director so served in 2003.

        Directors are expected to attend the Company's annual meeting of shareholders each year. All of the six directors serving on the Board at the time of the Company's 2003 annual meeting of shareholders attended that meeting.

Board Independence

        The Board of Directors has reviewed the independence of each director under the listing standards of the National Association of Securities Dealers. Based upon its review, the Board has determined that, of the seven directors currently serving on the Board, Messrs. Duncan, Edelstein, Marino, Mason, Meyer and Trevisani are "independent directors" as defined under the listing standards of the National Association of Securities Dealers and Messrs. Edelstein, Marino, Mason and Meyer also meet the additional independence standards for Audit Committee members.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to the Secretary of the Company at Computer Horizons Corp., c/o the Board of Directors (or, at the shareholder's option, c/o Earl L. Mason, Chairman of the Board), 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046. The Secretary will ensure that this communication (assuming it is properly marked c/o of the Board of Directors or c/o Earl L. Mason, Chairman of the Board) is delivered to the Board or the specified director as the case may be.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        The Company is committed to sound corporate governance principles as such principles are essential to the reputation of the Company and to the ethical conduct of its business and its relationship with others both inside and outside of the Company. The Company has adopted Corporate Governance Guidelines as the formal codification of certain corporate governance practices developed by the Board of Directors over the Company's history as well as new practices to be implemented to help the Board to fulfill its responsibilities to shareholders. The Company has also adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. The Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's web site at www.computerhorizons.com.

Committees of the Board

        The Board of Directors has three standing committees: an Audit Committee, a Corporate Governance/Nominating Committee and a Compensation Committee. The Board of Directors has adopted, and may amend from time to time, a written charter for each of these committees. The Company makes available on its web site at www.computerhorizons.com, copies of each of these charters. The Company is not including the information contained on or available through its web site as a part of, or incorporation of such information by reference into, this Proxy Statement.

  Audit Committee

        The Audit Committee presently is comprised of Eric Edelstein (Chair), Earl Mason, William Marino and Karl Meyer. The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is "independent" under the current listing standards of the National Association of Securities Dealers applicable to Audit Committee members. The Board has further determined, in its business judgment, that each member of the Audit Committee is financially literate and that Mr. Edelstein qualifies as an "audit committee financial expert" as defined by applicable rules promulgated by the Securities and Exchange Commission. The Audit Committee met seven times in 2003. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. A copy of this charter is attached as Exhibit "A" to this Proxy Statement and is available at the Company's web site www.computerhorizons.com.

        As set forth in the Audit Committee charter, the Audit Committee has responsibility for assisting the Board in, among other things, overseeing: the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualification, independence and performance of the independent auditors and the performance of the Company's internal audit function. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the Securities and Exchange Commission. The Committee's functions include: review and evaluation of the qualifications and performance of the independent auditor including, appointment and replacement of the independent auditor, compensation and supervision of the independent auditor and pre-approval of all audit services and permitted non-audit services; review and discussion with management and the independent auditor of interim and annual financial statements and related management's discussion and analysis and related releases to the public of such information; oversight of the internal audit function including evaluation of performance, budget and staffing; review with management and the internal auditors the adequacy of the Company's financial reporting systems and business process controls; review of significant complaints regarding accounting, internal accounting controls or auditing matters; and review and reassessment of the Code of Business Conduct and Ethics.

  Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee currently is comprised of Messrs. Duncan, Edelstein, Marino, Mason, Meyer and Trevisani. The Board of Directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Corporate Governance/ Nominating Committee met four times in 2003. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Corporate Governance/Nominating Committee charter, the Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. The Company's Corporate Governance Guidelines outline the criteria utilized by the Corporate Governance/Nominating Committee in evaluating Board candidates' qualifications and is available on the Company's website www.computerhorizons.com.

        At a minimum, each director should:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

  •
  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of a director's responsibilities;

  •
  be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to Board and committee responsibilities, preparing for, attending and participating in Board and committee meetings and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the best interests of the shareholders as a whole and not primarily a special interest group or constituency.

        In addition, the Corporate Governance/Nominating Committee believes that specific criteria should:

  •
  take into account any particular needs of the Company based on its business, size, ownership, growth objectives, community, customers and other characteristics and will need to be adjusted and refocused as these Company characteristics change and evolve;

  •
  prepare at least annually a list of any specific criteria so identified that are not adequately represented on the Board and, when practical, the Corporate Governance/Nominating Committee should indicate the most significant deficiencies that should be given the highest priority in recruiting new director candidates possessing the missing criteria.

        Shareholders wishing to recommend a candidate for consideration by the Corporate Governance/ Nominating Committee may do so by writing to the Secretary, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495 by the date specified under "Shareholder Proposals". Recommendations should include (a) the qualifications of the proposed nominee, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee, (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation, and (e) a representation that the shareholder nominating the candidate is a holder of the Company's stock entitled to vote at the meeting.

  Compensation Committee

        The Compensation Committee currently is comprised of Messrs. Duncan, Edelstein, Marino, Mason, Meyer and Trevisani. The Board of Directors has determined that all of the members are "independent" under the current listing standards of the National Association of Securities Dealers. The Compensation Committee met four times in 2003. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. A copy of this charter is available at the Company's web site www.computerhorizons.com.

        As set forth in the Compensation Committee charter, the Compensation Committee has responsibility for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of the Company; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the Securities and Exchange Commission; periodically evaluating the terms and administration of the Company's incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to directors and executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table presents certain information with respect to the beneficial ownership of shares of the Company's common stock (its only class of voting securities) on March 31, 2004 (except as noted otherwise), by (a) persons owning more than 5% of such shares, (b) each director and person nominated for election as a director (see "Election of Directors"), (c) the named executive officers identified in the Summary Compensation Table, and (d) all directors and executive officers as a group.

Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1) as of March 31, 2004		Percent of Class
William J. Murphy 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	235,234		(2)
Michael J. Shea 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	144,948		(2)
William M. Duncan 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	60,000		(2)
Earl L. Mason 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	50,000		(2)
Kristin Evins 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	30,250		(2)
William J. Marino 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	30,000		(2)
Robert A. Trevisani 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	20,000		(2)
Karl L. Meyer 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	20,000		(2)
Eric P. Edelstein 49 Old Bloomfield Avenue Mountain Lakes, NJ 07046-1495	10,000		(2)
All directors and executive officers as a group (nine persons)	600,432	(3)	1.96%
Tocqueville Asset Management LLP 1675 Broadway, New York, NY 10009	1,544,260	(4)	5.06%
Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	1,985,083	(5)	6.50%
Royce and Associates, LLC 1414 Avenue of the Americas, New York, NY 10019	2,193,000	(6)	7.24%
John J. Cassese 3 Quimby Lane, Mendham, NJ 07945	1,523,000		4.96%

(1)
Includes 365,409 shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plan, as follows: Murphy, 203,867; Shea, 131,292; and Evins, 30,250. Also includes 190,000 shares issuable upon exercise of options granted under the Company's 1991 Directors' Stock Option Plan (as amended), as follows:

  Trevisani, 20,000; Duncan, 60,000; Meyer, 20,000; Marino, 30,000; Mason, 50,000; Edelstein, 10,000 and Cassese, 150,000 warrants.

(2)
Less than 1%.

(3)
Includes all shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans and the Company's 1991 Directors' Stock Option Plan, as amended, included in Note 1.

(4)
Tocqueville Asset Management LLP filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2003, it may be deemed to have sole voting power and sole dispositive power to 1,544,260 of the Company's common stock with no shared voting power or shared dispositive power.

(5)
Dimensional Fund Advisors, Inc. filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2003, it may be deemed to have sole voting power and sole dispositive power with respect to 1,985,083 shares of the Company's common stock with no shared voting power or shared dispositive power.

(6)
Royce and Associates, LLC filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2003 it may be deemed to have sole voting power and sole dispositive power with respect to 2,193,000 shares of the Company's common stock with no shared voting power or shared dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based on its review of the copies of such forms received, the Company believes that Mr. Murphy inadvertently filed a Form 5 past its due date. Ms. Evins, Messrs. Duncan, Marino, Mason and Shea inadvertently filed Form 4's pertaining to the granting of stock options past their due dates. The Company believes that during 2003, all other filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 1—ELECTION OF DIRECTORS

        Five of the seven current members of the Board of Directors have been nominated for election by the Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualify. Two additional persons have been nominated for election by the shareholders to hold office until the next annual meeting of shareholders and until their successors have been elected and qualify. Unless such authority is withheld as to one or more nominees by marking the enclosed proxy as indicated thereon, the proxy will, if executed and returned, be voted "FOR" the election of the nominees named herein.

        If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person as may be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

        The following table sets forth certain information regarding the nominees:

DIRECTORS STANDING FOR RE-ELECTION:

Nominee	Age	Director Since
William M. Duncan	64	1999	Mr. Duncan has been a Senior Vice President of JPMorgan Chase Bank since 1992.
Eric P. Edelstein	54	2003
			Mr. Edelstein served in various capacities with Arthur Andersen LLP from September 1972 until his retirement in August 2002, most recently as a Managing Partner of the Business Consulting Practice. Mr. Edelstein is a director and a member of the Audit Committee of Valley National Bancorp.
William J. Marino	60	2002
			Mr. Marino has been President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey since January 1994. Mr. Marino is a director of Sealed Air Corporation and a member of its Compensation Committee.
Earl L. Mason	56	1999
			From 1999 until his retirement in 2000, Mr. Mason was President and Chief Executive Officer of Alliant Exchange Inc., a national food distributor. From 1996 until 1999, Mr. Mason was Senior Vice President and Chief Financial Officer of Compaq Computer Corp. Mr. Mason is a director of EMJ Metals.
William J. Murphy	59	1999	President, Chief Executive Officer of the Company since March 2003; Chief Financial Officer of the Company from January 1997 to March 2003.

OTHER NOMINEES:

Nominee	Age	Director Since
L. White Matthews III	58		From July 2000 until his retirement in September 2002, Mr. Matthews was Executive Vice President, Chief Financial Officer and member of the board of directors of Ecolab, Inc., a manufacturer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews is a director and serves on the Audit Committee of Imation, Inc. In addition, he is a director and Audit Committee Chairman of Matrixx Initiatives, Inc. and a director of Mercantile Funds, Inc.

Edward J. Obuchowski	58
From December 1999 until his retirement in February 2002, Mr. Obuchowski was Senior Vice President of Advanced Distribution and Chief Information Officer of Alliant Exchange Inc. From February 1997 until December 1999, Mr. Obuchowski served in various capacities with Compaq Computer including Vice President of Internal Audit.

Directors Not Standing for Re-election

        The Corporate Governance/Nominating Committee determined not to nominate Messrs. Trevisani and Meyer to stand for re-election to the Company's Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INDIVIDUALS IDENTIFIED AS DIRECTOR NOMINEES

PROPOSAL 2—RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE
COMPANY'S INDEPENDENT AUDITORS

        Subject to ratification by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent auditors to examine the financial statements of the Company for the year ending December 31, 2004. This selection is being presented to the shareholders for ratification at the annual meeting. If the shareholders do not ratify the employment of Grant Thornton LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

        A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

        In connection with the fiscal years ended December 31, 2003 and 2002, Grant Thornton LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

  a)
  Audit Fees. Fees for audit services totaled $828,000 and $490,000 in 2003 and 2002, respectively, including fees for the audit of the Company's annual financial statements included in the Company's Form 10-K, review of the Company's quarterly financial statements included in the Company's Form 10-Q, consents and accounting consultations, and other such services that generally only our independent accountant can provide.

  b)
  Audit Related Fees. Fees for audit-related services totaled $430,000 and $412,000 in 2003 and 2002, respectively, rendered for acquisition due diligence, internal control reviews, employee benefit plan audits and certain other services traditionally performed by independent accountants.

  c)
  Tax Fees. Fees for tax services, including tax preparation, compliance, and tax planning totaled $282,000 and $497,000 in 2003 and 2002, respectively. These amounts include tax preparation and compliance fees of $98,000 and $132,000 in 2003 and 2002, respectively.

  d)
  All Other Fees. None in 2003 or 2002.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES OF INDEPENDENT AUDITOR

        Consistent with SEC policies regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Prior to engagement, the Audit Committee pre-approves these services by category and service. Since 2002, the Audit Committee has approved 100% of the services described under Audit-Related Fees, Tax Fees and All Other Fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Grant Thornton LLP and determined that such services did not adversely affect the independence of Grant Thornton LLP.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, among other things, oversees the Company's financial reporting processes in accordance with the Audit Committee charter adopted by the Board. The Board of Directors has reviewed the qualifications of the members of the Audit Committee and has determined that each member is "independent" under the current listing standards of the National Association of Securities Dealers. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with Grant Thornton LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the Company's audited financial statements for the year 2003, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees", and SAS No. 90, "Audit Committee Communications", and considered the compatibility of non-audit services provided by Grant Thornton LLP with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Grant Thornton LLP as the Company's independent auditors for the current year.

Eric P. Edelstein, Audit Committee Chair and Financial Expert
Earl L. Mason, Audit Committee Member
William J. Marino, Audit Committee Member
Karl L. Meyer, Audit Committee Member

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL 3—APPROVAL OF 2004 OMNIBUS INCENTIVE COMPENSATION PLAN

        The Compensation Committee (the "Committee") and the Board of Directors unanimously adopted the 2004 Omnibus Incentive Compensation Plan (the "Plan") subject to approval by shareholders. Currently, the Committee can authorize grants of stock options and stock appreciation rights (SARs) to employees under the 1994 Stock Option and Appreciation Plan and stock options to non-employee directors under the 1991 Directors' Stock Option Plan. However, neither of these plans provides the Committee with the ability to grant other awards such as restricted stock units, performance units, or performance shares. The Plan is intended to replace the 1994 Stock Option and Appreciation Plan and will permit grants to both employees and directors and thus, would broaden the array of equity alternatives available to the Committee when designing compensation incentives. In addition, Awards under the Plan, including cash-based awards paid to executive officers subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (i.e., covered employees), can satisfy the requirements of Section 162(m). The Committee believes that long-term incentives provide important medium- and long-term incentives for directors, officers, and employees to achieve Computer Horizons Corp.'s strategic business plan. The Committee also believes that long-term incentives consistent with those available to other leading information technology services companies are required for the Company to compete for, motivate, and retain high-quality directors, executives and employees.

Description of the Plan

        The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate, and retain employees and directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

        The Plan will become effective upon shareholder approval and will terminate ten years later unless sooner terminated.

Plan and Participant Share Limits

        The maximum number of shares of common stock issuable under the Plan is three million five hundred thousand (3,500,000) shares. If the Plan is approved by the shareholders, no additional awards will be made after the date of approval under the 1994 Stock Option and Appreciation Plan.

        Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Plan. The maximum number of shares shall not be reduced to reflect dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares, or other stock-based awards.

        The Plan also imposes annual per-participant award limits, starting with calendar year 2004. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year is 100,000 plus any unused limit for stock options from the prior year. The maximum number of shares of common stock subject to SARs granted to any person in any calendar year is 100,000 plus any unused limit for SARs from prior years. The maximum aggregate grant to any person in any calendar year of restricted stock or restricted stock units is 100,000 shares plus any unused limit for restricted stock or restricted stock units from prior years. The maximum aggregate grant to any person in any calendar year of performance units or performance shares is 100,000 shares or equal to the value of 100,000 shares determined as of the date of vesting or payout, as applicable, plus any unused limit for performance units or performance shares from prior years. The maximum aggregate grant to any person in any calendar year of cash-based awards is the value of $500,000 plus any unused limit for cash-based awards from prior years. The maximum aggregate grant to any person in any calendar year of other stock-based awards is 100,000 shares plus any unused limit for other stock-based awards from prior years.

        The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation, distributions of stock or property other than normal cash dividends. The Committee may also make adjustments to reflect unusual or nonrecurring events.

Plan Administration

        The Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Committee made under the Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Committee may also delegate to one or more Company officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third party service providers to be recipients of awards.

Eligibility

        Employees and non-employee directors of Computer Horizons Corp. and its subsidiaries who are selected by the Committee are eligible to participate in the plan. There are currently approximately 2,500 eligible employees and six eligible non-employee directors.

Stock Options

        The Committee may grant both incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") under the Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the common stock on the date of grant; however, the exercise price can be established at a premium to the fair market value of the stock on the date of grant or can be indexed to the fair market value of the stock on the date of grant, except in the case of an ISO, in which case the exercise price cannot be less than one hundred percent (100%) of the fair market value of the stock on the date of grant (110% if the recipient is a 10% stockholder). The latest expiration date cannot be later then the fifth (5th) anniversary of the date of grant. Fair market value under the Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid with cash or its equivalent, with previously acquired shares of common stock, or by other means approved by the Committee, including by means of a broker-assisted exercise. The Committee may substitute SARs for outstanding stock options if the Company ceases to account for equity compensation under APB Opinion No. 25 and begins to recognize a compensation expense for such compensation under FAS 123 or a successor standard.

Stock Appreciation Rights

        The Committee may grant SARs under the Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the common stock at the time of grant; however, SARs can be granted with a grant price that is greater than the fair market value of the stock on the date of grant or that is indexed to the fair market value of the stock on the date of grant. The grant price of a SAR granted in tandem with a stock option will be the same as the option price of the option. SARs cannot be exercised later then the fifth (5th) anniversary of the date of grant.

        Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from the Company cash, shares of common stock, or a combination, as determined by the Committee, equal in value to the difference between the fair market value of the common stock subject to the SAR, determined as described above, and the grant price.

Restricted Stock and Restricted Stock Units

        The Committee may award restricted common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current shareholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a shareholder with respect to the award only when the shares of common stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Unit and Performance Share Awards

        Performance unit and performance share awards may be granted under the Plan. Performance unit awards will have an initial value that is determined by the Committee. Performance shares will have an initial value that is based on the fair market value of the stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for performance unit and performance share awards and any other awards granted under the Plan that are intended to constitute "qualified performance-based compensation" will be based upon one or more of the following:

  •
  Net earnings or net income (before or after taxes);

  •
  Earnings per share;

  •
  Net sales growth;

  •
  Net operating profit;

  •
  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

  •
  Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

  •
  Earnings before or after taxes, interest, depreciation, and/or amortization;

  •
  Gross or operating margins;

  •
  Productivity ratios;

  •
  Share price (including, but not limited to, growth measures and total shareholder return);

  •
  Expense targets;

  •
  Margins;

  •
  Operating efficiency;

  •
  Customer satisfaction;

  •
  Working capital targets; and

  •
  Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        EVA® is a registered trademark of Stern Stewart & Co.

        The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion of financial condition and results of operations appearing in Computer Horizons Corp.'s annual report to shareholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses.

        Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust these awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. Awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the Committee.

Cash-Based Awards

        The Committee may grant cash-based awards under the Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the Committee may determine that are not inconsistent with the terms of the Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the Committee's discretion, either in cash or by the delivery of shares of common stock.

Other Stock-Based Awards

        The Committee may grant equity-based or equity-related awards, referred to as "other stock-based awards," other than options, SARs, restricted stock, restricted stock units, or performance shares. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Dividend Equivalents

        The Committee may provide for the payment of dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

Deferrals

        The Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the Plan.

Termination of Employment

        The Committee will determine how each award will be treated following termination of the holder's employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Additional Provisions

        Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime, an ISO and, except as the Committee may determine, other nontransferable awards requiring exercise, may be exercised only by the recipient.

        If provided in the award agreement, a participant's rights to an award may be subject to a participant agreeing to not compete with the Company or any of its subsidiaries, and may not solicit away Computer Horizons Corp.'s business or employees. In addition, participants may be subject to nondisclosure and nondisparagement requirements. A breach of these restrictions may result in cancellation of awards or the recovery by the Company of gain realized under an award.

Treatment of Awards Upon a Change of Control and Related Transactions

        If there is a change in control of Computer Horizons Corp., all equity awards vest and performance-based awards shall be considered fully earned. Performance awards denominated in shares are paid out within thirty (30) days of a change in control; however, the Committee has the authority to pay these awards in cash. Performance awards denominated in cash are paid in cash within thirty (30) days of a change in control. In addition, with respect to stock options and SARs, if a participant's employment is terminated for any reason other than cause within three (3) months prior or twelve (12) months subsequent to a change in control, the participant has until the earlier of twelve (12) months or the termination of the option or SAR term to exercise the option or SAR. Also, the Committee may decide no later than ten (10) days prior to shareholder approval of a change in control, to specify that options may be exercised for a limited time period, after which those options are terminated or to require the mandatory surrender of stock options in exchange for a cash value.

        Under the Plan, a change in control may be triggered if there is an acquisition of twenty percent (20%) or more of the outstanding shares or the voting power of the outstanding securities; individuals on the board cease to constitute a majority of the board; or there is consummation of a reorganization, merger, or consolidation or sale of the Company or any subsidiary of the Company or a disposition of all or substantially all of the Company's assets, unless shareholders continue to own more than fifty percent (50%) of the outstanding voting securities, no person beneficially owns twenty percent (20%) or more of the outstanding securities of the Company, and at least a majority of the members of the board of directors were members of the board prior to the transaction.

Amendment of Awards or Plan and Adjustment of Awards

        The Committee may at any time alter, amend, modify, suspend, or terminate the Plan or any outstanding award in whole or in part. No amendment of the Plan will be made without shareholder approval if shareholder approval is required by law. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Plan.

Awards to Non U.S. Employees

        To comply with the laws in other countries in which Computer Horizons Corp. or its subsidiaries operate or may operate or have employees, directors, or third party service providers, the Committee may establish subplans under the Plan and modify the terms of the awards made to such employees and directors.

New Plan Benefits

        The future benefits or amounts that would be received under the Plan by executive officers, non-employee directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Tax Effects

        The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non U.S. taxes.

        ISOs.    In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With some exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one (1) year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. For employee optionees, the same amount is deductible by the Company as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.

        NQSOs.    In general, in the case of a NQSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by Computer Horizons Corp. as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Computer Horizons Corp. is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of one hundred thousand dollars ($100,000).

        Other.    Awards under the Plan may be subject to tax withholding. Where an award results in income subject to withholding, Computer Horizons Corp. may require the participant to remit the necessary taxes to Computer Horizons Corp. If the Committee approves, participants may satisfy their tax withholding requirements by causing shares of common stock to be withheld.

        In general, under Section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section 162(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

        Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional twenty percent (20%) federal tax and may be nondeductible to the corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2004 OMNIBUS INCENTIVE COMPENSATION PLAN.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company for the fiscal years indicated, to the Chief Executive Officer and to each of the Company's other executive officers (together, the "named executive officers"), as of December 31, 2003.

SUMMARY COMPENSATION TABLE
as of December 31,

Long-Term Compensation
	Annual Compensation					Awards		Payouts
	Year	Salary	Bonus(1)		Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/ SARs	LTIP Payments	All Other Compensation(2)
William J. Murphy President and Chief Executive Officer	2003 2002 2001	$290,000 290,000 290,000		$75,000 — —	— — —	— — —	78,867 75,000 50,000	— — —	$4,180 4,580 2,580
Michael J. Shea Chief Financial Officer	2003 2002 2001	$150,000 150,000 150,000		$40,000 — 25,000	— — —	— — —	71,292 30,000 30,000	— —	$3,180 3,180 3,180
Kristin Evins Controller	2003 2002 2001	$95,333 77,600 77,600		— — 8,000	— — —	— — —	20,250 5,000 5,000	— —	$1,600 1,460 1,460
John J. Cassese(3) Former Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$148,440 475,000 475,000	$	— — —	— — —	— — —	— 100,000 75,000	— — —	$3,576,293 237,334 256,644	(4)

(1)
In connection with their appointments to President and CEO, and Chief Financial Officer, respectively, Mr. Murphy and Mr. Shea were awarded one-time retention bonuses in 2003. The awards of $75,000 and $40,000 to Mr. Murphy and Mr. Shea, respectively, would be returned to the Company in the event of voluntary termination from the Company within the first twelve months of their appointments.

(2)
In 2003, the Company paid the premiums on a whole life insurance policy of $80,000, a universal life insurance policy of $800,000 and a term life insurance policy of $150,000 for Mr. Cassese. In addition, the Company paid the premiums on a $150,000 term life insurance policy for both

  Mr. Murphy and Mr. Shea. Under each such insurance policy, the insured has the right to designate the beneficiaries. The Company maintains a defined contribution (401K) savings plan and contributes $.50 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

In 1998, the Company entered into an executive compensation exchange program with Mr. Cassese. Under the program, Mr. Cassese waived payments of $2,000,000, due to be made to him upon retirement from the Company at age 65 under the non-qualified supplemental retirement agreement, except for a $2,000,000 payment to be made in the event that a change of control occurs. In conjunction with this waiver, the Company entered into an arrangement to purchase a life insurance policy for the benefit of a trust established by Mr. Cassese. The cost of the life insurance policies to the Company has been actuarially determined and will not exceed the after-tax cost the Company expected to incur in connection with the payments under the non-qualified supplemental retirement agreement. In addition, the Company has non-qualified supplemental retirement benefit agreements with Messrs. Murphy and Shea. Under their agreements, Messrs. Murphy and Shea will be entitled to receive $1,000,000 each, upon retirement from the Company at age 65. If Mr. Murphy or Mr. Shea retires from continuous employment with the Company prior to age 65 as a result of total and permanent disability, he will be deemed to have continuously employed by the Company until age 65 for purposes of his agreement. If Mr. Murphy or Mr. Shea terminates his employment with the Company prior to reaching age 65, other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. Had either Mr. Murphy or Mr. Shea terminated his employment as of the date of this Proxy Statement or during the year of 2003, Mr. Murphy's accrued and vested benefit would be $336,400 and Mr. Shea's accrued and vested benefit would be $89,100. If Mr. Murphy or Mr. Shea were to die prior to age 65, while still in the employ of the Company, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit or $500,000. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary. In the event that a Change of Control occurs, Mr. Murphy's and Mr. Shea's entitlements will immediately vest and become payable.

(3)
In December 2003, Mr. Cassese received a lump-sum payment of $1.3 million, net of taxes, representing the balance in his deferred compensation plan account.

(4)
As part of his severance agreement with the Company, Mr. Cassese received a payment of $3.5 million in April 2003 and 150,000 warrants exercisable at $3.89 per share in August 2003. In addition, in connection with his severance, Mr. Cassese is entitled to continuation of certain medical and insurance benefits.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2003	Exercise Price	Expiration Date
						5%	10%
William J. Murphy	78,867	(1)	5.16	$3.89	8/13/2013	192,940	488,948
Michael J. Shea	21,292 50,000	(1)	1.39 3.27	3.89 3.65	8/13/2013 11/20/2013	52,089 114,773	132,003 290,858
Kristin Evins	1,250 19,000	(1)	0.08 1.24	3.89 3.65	8/13/2013 11/20/2013	3,058 43,614	7,750 110,526

        Pursuant to the terms of the option grants, upon exercise of such options, if the optionee, while employed by the Company, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to the Company at their then fair market value. Mr. Murphy's options, Mr. Shea's award of 21,292 options and Ms. Evins' options become exercisable over a period of two years. Mr. Shea's award of 50,000 options is immediately exercisable.

        Prior to 2003, certain officers had the right to borrow from the Company against the exercise price of options exercised. As of December 31, 2003, Mr. Shea has $100,000 in borrowings outstanding, which was issued by the Company in 1999, prior to the adoption of FIN44 and the Sarbanes-Oxley Act of 2002. This borrowing is payable upon demand, with a 4.99% interest rate.

        The following table sets forth certain information concerning stock options exercised in 2003 or held as of the end of the year, by the named executive officers. Such options were granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans. No stock appreciation rights have been granted under either Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND DECEMBER 31, 2003 OPTION VALUES

			Number of Unexercised Options at 12/31/03		Value of Unexercised In-the-Money Options at 12/31/03
Name	Shares Acquired on Exercise	Value Realized(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Murphy	—	—	125,000	78,867	$134,750	$2,366
Michael J. Shea	—	—	80,000	51,292	$53,400	$23,439
Kristin Evins	—	—	5,000	25,250	$6,650	$11,817

(1)
Such options were granted in August 2003 in connection with the Company's stock option exchange program. On February 10, 2003, the Company accepted for exchange and cancelled options to purchase 1,635,526 shares of the Company's common stock. On August 13, 2003, the Company granted 545,928 new options with an exercise price of $3.89 per share.

(2)
Value realized is defined by the Securities and Exchange Commission as the difference between the market value, on date of exercise, of shares acquired and the exercise price of the options exercised.

        The following table summarizes information about the Company's equity compensation plans as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,845,000		$4.08	2,691,000	(1)
Equity compensation plans not approved by security holders	150,000	(2)	$3.89	-0-
Total	3,995,000		$4.07	2,691,000

(1)
Consists of 2,427,000 shares of the Company's common stock reserved under the Company's 1994 Incentive Stock Option and Appreciation Plan and 264,000 shares of the Company's common stock reserved under the Company's 1991 Directors' Stock Option Plan.

(2)
Consists of warrants issued to Mr. Cassese in connection with his April 2003 severance agreement with the Company.

Employment Agreements

        Mr. Murphy is party to an employment agreement with the Company, which automatically renews (unless terminated by either party) each January. The Agreement provides, among other things, for an annual salary at the current rate of $290,000, with such increases and bonuses, if any, as the Board of Directors may determine, together with participation in all benefit plans in which members of the Company's senior management generally are entitled to participate. The Agreement also provides that, if a Change of Control occurs and thereafter Mr. Murphy either continues to be employed by the Company through the end of the contract term or his employment is terminated by the Company other than for cause or disability (as such terms are defined in the Agreement) or Mr. Murphy terminates his employment for good reason (as defined in the Agreement), then Mr. Murphy shall be entitled to receive a lump sum equal to two times his base salary and highest bonus (subject to reduction to avoid excise or other taxes) as well as continued benefits under the Company's benefit plans.

        Mr. Shea has an employment agreement with the Company, which automatically renews (unless terminated by either party) each March. The Agreement provides for an annual salary at the current rate of $150,000, plus severance pay in the event of termination of employment by the Company.

        Ms. Evins has an employment agreement with the Company, which provides for an annual salary at the current rate of $100,000, plus severance pay in the event of termination of employment by the Company.

COMPENSATION COMMITTEE REPORT

Compensation Policies

        The Compensation Committee (the "Committee") of the Board of Directors consists of its six non-employee Directors. The Committee is responsible for developing policies and making specific recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

        To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

Fiscal 2003 Compensation

        The compensation package for executives is generally made up of three components:

  •
  base salary

  •
  performance-based bonus compensation; and

  •
  long-term incentive compensation in the form of stock options.

        Base Salary.    The Committee endeavors to set base salaries at levels comparable to the amounts paid to executives with similar qualifications, experience and responsibilities at other technology companies. On an annual basis, the Committee reviews base salaries for all executive officers, including the Chief Executive Officer, and determines if any adjustments should be made based on the competitive data and the individual's performance.

        Performance-Based Bonus Compensation.    On an annual basis, the Board establishes financial and operational goals for the Company. Performance-based bonuses for executive officers are based upon management's success in meeting these goals.

        Stock Options.    Stock options are designed to provide long-term incentives to executive officers, to encourage them to remain with the Company and to develop and maintain a significant, long-term interest in the Company's Common Stock, which in turn motivates these executives to focus on long-term enhancement in stockholder value. Stock option awards are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. Therefore, the executive earns no compensation with respect to these options unless the Company's share price increases. In determining actual awards, the Committee considers the external competitive market, past option grants, the contribution of each individual, and the need to retain the individual.

        In Janurary 2003, the Company offered to all of its employees the opportunity to exchange certain outstanding options to purchase shares of Common Stock for new options to purchase shares of Common Stock. The offer to exchange expired on February 10, 2003 and provided for the grant of new options in August 2003. The Company granted the new options on August 13, 2003 to employees that were continuously and actively employed from the date the employee tendered eligible options for exchange to the date of the grant of the new options. Mr. Murphy, Mr. Shea and Ms. Evins elected to participate in the option exchanges.

        Mr. Murphy, Mr. Shea and Ms. Evins exchanged 257,350 stock options for 101,409 new stock options. The exercise price per share of the new options was equal to the fair market value of one share of common stock on the date of grant of the new options. Each new option will vest over a period of two years.

        Because the market value of the Common Stock had fallen substantially below the exercise price of most outstanding options, the value of such stock options as means of motivating and retaining employees, including Mr. Murphy, Mr. Shea and Ms. Evins had been significantly diminished. The Committee recommended, and our Board approved, the option exchange because they believed that the Company needed to restore the value of the existing stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Company's strategies. The stock options surrendered by Mr. Murphy, Mr. Shea and Ms. Evins had exercise prices ranging from $10.25 to $21.00 per share, significantly above the market price of the Common Stock at the time of the offer to exchange. On the effective date of the exchange, the closing market price of the Common Stock as reported by the NASDAQ Stock Market was $3.89. Accordingly, the Committee believed that the option exchange program was an appropriate mechanism to create performance incentives and retain these executives.

        With respect to the Company's chief executive officer, the Committee focused principally upon recommending to the Board an appropriate base salary increase, if any, and incentive compensation. As noted above, the chief executive officer is a party to an employment agreement with the Company that provides for base salary increases and bonuses as the Company may determine. In the view of the Committee and the Chief Executive Officer, since the Company had enacted a salary freeze, it was appropriate not to increase Mr. Murphy's salary or award a performance bonus. However, a $75,000 one-time retention bonus was awarded Mr. Murphy in connection with his appointment to President and CEO in April 2003.

        The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to the Company's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders. During 2003, stock options were granted to Mr. Murphy in connection with the stock option exchange program, and to other members of management in connection with the stock option exchange program and based upon their actual and potential contributions to the Company.

Compensation Committee
William M. Duncan, Chair Eric P. Edelstein William J. Marino Earl L. Mason Karl L. Meyer Robert A. Trevisani

DIRECTORS' COMPENSATION

        Directors who are not employees of the Company are each entitled to receive an annual retainer of $20,000, in addition to meeting attendance fees of $1,000 per meeting. Chair positions of each committee receive an annual fee of $3,000. Prior to June 2003, directors who were not employees received an annual retainer of $20,000 per year.

        In 1998, the Company amended the 1991 non-qualified Directors' Stock Option Plan, providing that each new director of the Company who is not an employee of the Company (i) shall immediately receive options to purchase 10,000 shares of its common stock, which vest over a period of four years, and (ii) shall receive annual grants to purchase 10,000 shares of its common stock, which vest immediately. The plan originally was to expire on March 4, 2001 and was extended by the Board of Directors and shareholders to March 6, 2007. In 2003, Messrs. Duncan, Marino, Mason, Meyer and Trevisani were each awarded 10,000 options vesting immediately at a strike price of $3.27. Mr. Edelstein was awarded 10,000 options, which vest over four years at a strike price of $3.65.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        The Company maintains directors' and officers' liability insurance, providing coverage of up to $20,000,000, subject to a deductible. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $799,522.

PERFORMANCE GRAPH

        Below are graphs comparing the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative weighted total shareholder return (assuming the reinvestment of dividends) of the companies included in the Nasdaq Market Index and the companies in the Peer Group selected by the Company. The Peer Group Index consists of five companies that are similar to the Company in business lines, size and revenues, each of whom is engaged not only in professional services, but is also involved in emerging and prospective "total solutions". They are Analysts International Corp., iGate Corp., Covansys Corp., CIBER, Inc. and Computer Task Group Inc.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG COMPUTER HORIZONS CORP.
NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

	1998	1999	2000	2001	2002	2003
COMPUTER HORIZONS CORP.	100.00	60.80	9.16	12.06	12.28	14.72
PEER GROUP INDEX	100.00	82.08	18.47	23.74	12.96	27.54
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.64	92.68

OTHER INFORMATION

        The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting. If, however, any other matters properly come before the meeting, the person named in the enclosed form of proxy will vote such proxies in accordance with his judgment on such matters.

        All stockholders of record as of March 31, 2004 have been sent, or are concurrently herewith being sent a copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2003. Upon the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (excluding exhibits), as filed with the Securities and Exchange Commission, will be supplied without charge. Requests should be directed to Shareholder Relations, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

By Order of the Board of Directors,
Michael C. Caulfield Secretary

Mountain Lakes, New Jersey
April 14, 2004

EXHIBIT "A"

Computer Horizons Corp.
AUDIT COMMITTEE CHARTER
(As adopted on August 25, 2003)

1.     Mission Statement

        The Audit Committee established by the Board of Directors of Computer Horizons Corp. (the "Company"), shall assist the Board with respect to matters involving the accounting, financial reporting and internal control functions of the Company and its subsidiaries. This will include assisting the Board in overseeing:

  •
  the integrity of the Company's financial statements,

  •
  the Company's compliance with legal and regulatory requirements,

  •
  the independent auditors' qualifications, independence and performance and

  •
  the performance of the Company's internal audit function.

        The Audit Committee shall also prepare the Audit Committee report that is required pursuant to the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Committee shall also periodically review and oversee the financial reporting process, the system of internal controls and the audit process and will oversee the Company's process for monitoring compliance with the Company's policies and code of business conduct and ethics.

2.     Objectives, Responsibilities and Authority

        In carrying out its mission, the Audit Committee should design its policies and procedures to be flexible so that it may be in a position to react or respond appropriately to changing circumstances or conditions and to ensure that the corporate accounting and financial reporting practices of the Company, as well as the auditing process, are in accordance with applicable requirements and also are appropriately tailored to the Company's business and financial risks. In carrying out its duties, the Audit Committee shall have the following objectives, responsibilities and authority:

Internal Controls

  •
  At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan including a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

  •
  At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers, or other persons responsible for the internal audit function of the Company and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

  •
  In conjunction with management, the independent auditors and the internal auditors, evaluate, at least quarterly, the adequacy of the Company's financial reporting systems and business process controls and significant exposures and review significant findings noted by the independent auditors and the internal auditors in the course of their audit functions.

Independent Auditors

        In its oversight of the Company's independent auditors, the Audit Committee shall:

  •
  have sole authority (subject, if applicable, to shareholder ratification) to select, hire and fire the Company's independent auditors (including the scope and staffing of the independent auditors' annual audit plans), to pre-approve all fees and other terms of the audit engagement and to pre-approve any non-audit relationship with the independent auditors;

  •
  assist the Board in evaluating the performance of the independent auditors who are ultimately accountable to the Board and the Audit Committee;

  •
  meet with the independent auditors at least four times a year in private sessions without any members of management being present to discuss matters that the Audit Committee or the independent auditors believe should be discussed including items contemplated elsewhere in this charter;

  •
  obtain and review, at least annually, a written report from the independent auditors that describes all relationships between the independent auditors and the Company (including the amount and nature of all related compensation), discuss with the independent auditors the impact on the auditors' objectivity and independence of any disclosed relationships as required by professional standards and determine whether any non-audit engagements are consistent with the independent auditors' independents and objectivity;

  •
  evaluate annually whether the Company should change its independent auditors or the partner in charge of performing or reviewing the Company's audit or other audit term personnel based on all relevant circumstances including qualifications of and quality of services performed by the independent auditing firm and the primary audit partner, opinions of the Company's management and internal auditors regarding the independent auditors, length of tenure, factors having the potential to impact objectivity, the securities laws requirement to rotate at least every five (5) years the primary audit partner in charge of performing (or overseeing the performance) of the Company's audit, any reported issues regarding the firm's internal controls or audits of other companies and the firm's efficiencies and relevant expertise regarding the Company;

  •
  evaluate the independence of the independent auditors and confirm the absence of any conflicts of interest;

  •
  evaluate and approve (or disapprove) any desire by the Company or any of its subsidiaries to employ anyone who has served within the preceding year as a member of the independent auditors' audit team personnel assigned to the Company's audit;

  •
  confirm that Section 10A of the Act, has not been implicated.

Financial Statements; Disclosure and Other Risk Management and Compliance platters

        The Audit Committee shall review with management and the independent auditors and, when appropriate, the internal auditors, in separate meetings if the Audit Committee deems it appropriate:

  •
  the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-K;

  •
  the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Forms 10-Q;

  •
  any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statement, including analyses of the effects of alternative GAAP methods on the financial statements;

  •
  the critical accounting policies and practices of the Company;

  •
  related party transactions and off-balance sheet transactions and structures;

  •
  any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and significant regulatory and accounting initiatives or actions applicable to the Company.

        The Audit Committee shall review, in conjunction with management, the Company's policies with respect to the Company's earning press releases and all financial information provided to analysts and rating agencies,

        The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or, operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

        The Audit Committee shall have sole authority over, the resolution of any disagreements between management and the independent auditors regarding the Company's financial reporting.

        The Audit Committee shall establish procedures for:

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to adopted procedures.

Code of Business Conduct and Ethics

        The Audit Committee shall adopt and recommend to the Board the Code of Business Conduct and Ethics for the Company and, at least annually, shall review and reassess the adequacy of such Code and recommend any proposed changes to the Board and shall oversee compliance with the Code, address requests for waivers from the Code and report on compliance to the Board.

3.     Composition, Membership and Qualification

        The number of members comprising the Audit Committee shall be as determined by the Board consistent with applicable law, SEC rules, Nasdaq regulations, the Company's certificate of incorporation and by-laws, as the same may be amended from time to time, but shall not be less than three (3) members. Each of the members shall have the following qualifications:

  •
  be an independent non-employee director;

  •
  meet the criteria for independence set forth in Section 10A(m)(3) of the Act;

  •
  not own or control 20% or more of the voting securities of the Company (or such lower measurement as may be established by the SEC in rulemaking under Section 10A(m) of the Act now lowered to 10% or more under SEC Rule l 0A-.3);

  •
  be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        Notwithstanding the foregoing, one member who is not an independent non-employee director but who does meet the requirements of items 2, 3 and 4 above and who is not a current officer or employee or a Family Member of such person may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by such member is required by the best interests of the Company and its shareholders and the Board discloses in the next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for the determination, provided, however, that a member appointed under this exception may not serve longer than two (2) years and may not act as Chairperson of the Audit Committee.

        In addition, one member of the Audit Committee must be an "audit committee financial expert", that is a person who has all of the following attributes:

  •
  an understanding of GAAP and financial statements;

  •
  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  •
  experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements or experience actively supervising one or more persons engaged in such activities;

  •
  an understanding of internal controls and procedures for financial reporting; and

  •
  an understanding of audit committee functions.

        A majority of the full Board shall appoint the members of the Audit Committee annually and as vacancies or newly created positions occur. Members of the Audit Committee may also be removed, at any time, with or without cause, by a majority of the full Board.

        The Chairperson of the Audit Committee shall be the audit committee financial expert who shall be designated by a majority of the full Board.

        The Board shall, in the exercise of its business judgment, determine the "independence" of directors within the meaning of the applicable law, SEC rules and Nasdaq regulations for this purpose. Members of the Audit Committee shall also qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Act and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

4.     Meetings and Other Actions

        The Audit Committee shall meet at least four times a year and at such additional times as may be necessary to carry out its responsibilities. It will meet following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. Meetings may be called by the Chairperson of the Audit Committee or the Chairperson of the Board. All meetings of and other actions by the Audit Committee shall be held and taken pursuant to the Company's certificate of incorporation and by-laws, including by-law provisions governing notice of meetings and waiver thereof, action by written consent and other related matters.

        A majority of the Audit Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is attained, shall be the act of the Audit Committee and when only two (2) members are present and this constitutes a quorum, the unanimous vote of the two (2) members shall constitute the act of the Audit Committee.

        As part of its meeting the Audit Committee shall meet separately, at least quarterly with management, with the Company's internal auditors and with the Company's independent auditors. The Audit Committee shall meet in executive session without the presence of any members of management as often as it deems appropriate. The Audit Committee shall meet as required and report thereon from time to time to the Board of Directors. Reports of meetings of and actions taken at meetings or by consent by the Audit Committee shall be made by the Chairperson or his or her delegate to the Board at its next regularly scheduled meeting following the Audit Committee meeting or action and shall be accompanied by any recommendations from the Audit Committee to the Board

        Except as expressly provided by this charter, the Company's certificate of incorporation, by-laws or corporate governance guidelines or as required by law, regulations or Nasdaq rules, the Audit Committee shall establish its own rules of procedure.

5.     Additional Resources

        The Audit Committee shall have the right to use reasonable amounts of time of the Company's internal and independent accountants, internal and outside lawyers and other internal staff and also have the authority to hire independent accounting experts, lawyers and other consultants to assist and advise the Audit Committee in connection with its responsibilities (provided that the Audit Committee shall keep the Company's finance department advised as to the general range of anticipate expenses for outside consultants).

If you plan to attend the Annual Meeting, please bring this admission ticket with you.
ADMISSION TICKET COMPUTER HORIZONS CORP. ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 19, 2004 10:00 A.M., local time The Hanover Marriott 1401 State Highway No. 10 Whippany, New Jersey
Shareholders will be admitted to the Annual Meeting beginning at 9:30 A.M., local time.

☒
PLEASE MARK AS
INDICATED IN THIS EXAMPLE

REVOCABLE PROXY
COMPUTER HORIZONS CORP

Annual Meeting of SHAREHOLDERS
MAY 19, 2004
10:00 A.M., local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints William J. Murphy and Michael Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ on Wednesday, May 19, 2004 at 10:00 A.M., local time, and any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

COMPUTER HORIZONS CORP. ANNUAL MEETING, MAY 19, 2004

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

http://www.computerhorizons.com

You can provide your instructions to vote in one of three ways:

1.
Call toll free 1-866-252-6936 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.
Via the Internet at https://www.proxyvotenow.com/chrz and follow the instructions.

or

3.
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors Computer Horizons Corp. recommends a vote "FOR" the following proposals.	Please mark as indicated in this example	☒
		For	Withhold All	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐	2.	To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the current year.	☐	☐	☐

(01) William M. Duncan,
(02) Eric P.Edelstein,
(03) William J. Marino,
(04) Earl L. Mason,
(05) L. White Matthews III,
(06) William J. Murphy,
(07) Edward J. Obuchowski

INSTRUCTION: To withhold authority to vote for any nominee(s), mark 'For All Except' and write that nominee(s') name(s) or number(s) in the space provided below.

		For	Against	Abstain
3.	To approve the 2004 Omnibus Incentive Compensation Plan.	☐	☐	☐
4.	Upon any other matters that may properly come before the meeting or any adjournment.	☐	☐	☐

        This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted 'FOR' Items1, 2 and 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Please be sure to date and sign this proxy card in the box below.

Date

sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.
By Mail; or

2.
By Telephone (using a Touch-Tone Phone); or

3.
By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 19, 2004. It is not necessary to return this proxy if you vote by tele-phone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 19, 2004. 1-866-252-6936	Vote by Internet anytime prior to 3 a.m., May 19, 2004. go to https://www.proxyvotenow.com/chrz

Please note that the last vote received, whether by telephone,
Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:    Access at http://www.computerhorizons.com

Your vote is important!

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS
AUDIT AND NON-AUDIT FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 3—APPROVAL OF 2004 OMNIBUS INCENTIVE COMPENSATION PLAN
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE as of December 31,
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2003 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
DIRECTORS' COMPENSATION
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG COMPUTER HORIZONS CORP. NASDAQ MARKET INDEX AND PEER GROUP INDEX
OTHER INFORMATION
EXHIBIT "A"
Computer Horizons Corp. AUDIT COMMITTEE CHARTER (As adopted on August 25, 2003)